Exhibit 15


May 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
         33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-56785, 33-58255,
         33-58785, 33-61107, 33-64605, 33-64607, 333-02735, 333-20725,
         333-27993, 333-28181, 333-31466, 333-37396, 333-37536, 333-37542,
         333-38580, 333-38586, 333-40258, 333-40260, 333-46295, 333-47443,
         333-47445, 333-47733, 333-47735, 333-52399, 333-56660, 333-57596,
         333-57598, 333-58695, 333-58697, 333-58701, 333-65703, 333-70447,
         333-74313, 333-86127, and 333-87619 on Form S-8, and 333-49164,
         333-67209, and 333-86035 on Form S-3.



Commissioners:

We are aware that our report dated April 18, 2001 on our review of interim financial information of Ford Motor Company and Subsidiaries (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.


Very truly yours,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan





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